Evolus Reports Third Quarter 2019 Financial Results and
Provides Business Update
Jeuveau® Generated $13.2 Million in U.S. Net Revenue in Q3 2019; up from $2.3 Million in Q2 2019
J.E.T. Enrolled Accounts Drove 90% of Q3 Revenue
Jeuveau® Achieved Number Three Unit Share Position in the U.S. for Q3 20191
Nuceiva™ Approved in the European Union and Launched in Canada

Newport Beach, Calif., November 4, 2019 - Evolus, Inc. (Nasdaq: EOLS), a performance beauty company with a customer-centric approach focused on delivering breakthrough products, today provides a business update and reports financial results for the third quarter ended September 30, 2019.
“This was an exceptional quarter for the company on many fronts, in the U.S. and internationally,” said David Moatazedi, President and Chief Executive Officer. “In our first full quarter on the U.S. market, we reported $13.2 million in net revenue and Jeuveau® captured the number three market position1. We established a broad base of over 2,000 accounts ordering Jeuveau®. During the third quarter, re-orders represented an increasing portion of our revenue with a steady increase of new accounts month-over-month.”
“Internationally, we obtained approval for Nuceiva™ in the European Union giving us access to 31 countries across Europe and we look forward to commercial launch in 2020. Additionally, Nuceiva™ recently launched in Canada,” said David Moatazedi.
Third Quarter 2019 Financial Results

•	Net revenue for the third quarter of 2019 totaled $13.2 million, up from $2.3 million during the second quarter of 2019.

•	Gross margin was 72% in the third quarter of 2019 up from 71% in the second quarter of 2019.

•
Net loss for the third quarter of 2019 was $27.0 million compared with $37.6 million for the second quarter of 2019, an improvement of $10.6 million which was mostly driven by increased Jeuveau® sales in the third quarter of 2019.

•
GAAP operating expenses and GAAP loss from operations for the third quarter of 2019 were $34.6 million and $25.1 million, respectively. GAAP operating expenses and GAAP loss from operations each were $11.5 million in the third quarter of 2018. The increase in GAAP operating expenses and GAAP loss from operations in 2019 was primarily attributable to higher personnel-related expenses as a result of hiring our U.S. sales force, marketing expenses for the U.S. launch of Jeuveau® and the build out of our corporate infrastructure.

•
Non-GAAP operating expenses and non-GAAP loss from operations for the third quarter of 2019 were $29.1 million and $19.6 million, respectively. Non-GAAP operating expenses and non-GAAP loss from operations each were $7.7 million in the third quarter of 2018. Non-GAAP operating expenses and non-GAAP loss from operations for the third quarter of 2019 were calculated as operating expenses and loss from operations excluding stock-based compensation of $2.5 million, expense resulting from the revaluation of the contingent royalty obligation of $1.8 million and depreciation and amortization of $1.2 million.

•	As of September 30, 2019, the company had total cash, cash equivalents and short-term investments of $74.0 million and 27.4 million shares of common stock outstanding.
Conference Call Information
Management will host a conference call and webcast to discuss Evolus’ financial results today at 8:00 a.m. ET. The dial-in numbers are +1 (866) 916-2317 for domestic callers and +1 (703) 925-2662 for international callers, and the conference ID is 2788264.
A replay of the call will be available following its completion through November 11, 2019. To access the replay, dial +1 (855) 859-2056 for domestic callers and +1 (404) 537-3406 for international callers and use the replay conference ID 2788264.
A live audio webcast of the call will be available on the Investor Relations page of the Evolus, Inc. website, investors.evolus.com. A replay of the webcast will be archived on Evolus’ website for 30 days following the completion of the call.
About Evolus, Inc.
Evolus is a performance beauty company with a customer-centric approach focused on delivering breakthrough products. In 2019, the U.S. Food and Drug Administration approved Jeuveau® (prabotulinumtoxinA-xvfs), the first and only neurotoxin dedicated exclusively to aesthetics and manufactured in a state-of-the-art facility using Hi-Pure™ technology. Jeuveau® is powered by Evolus’ unique technology platform and is designed to transform the aesthetic market by eliminating the friction points existing for customers today. Visit us at: www.evolus.com.
Forward-Looking Statements
This press release contains forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements that relate to the status of regulatory processes, future plans, events, prospects or performance and statements containing the words “plans,” “expects,” “believes,” “strategy,” “opportunity,” “anticipates,” “outlook,” “designed,” or other forms of these words or similar expressions, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements include, but are not limited to, statements made by Mr. Moatazedi, including the market acceptance of Jeuveau®.
Forward-looking statements are based on current estimates and assumptions made by management of the company and are believed to be reasonable, though they are inherently uncertain and difficult to predict. Forward-looking statements involve risks and uncertainties that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements.  Factors that could cause actual results or experience to differ materially from that expressed or implied by the forward-looking statements include uncertainties associated with the success of the launch of Jeuveau®, including customer and consumer adoption of the product, competition and market dynamics, our ongoing legal proceedings and our ability to maintain regulatory approval of Jeuveau® and other risks described in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2019 as filed with the Securities and Exchange Commission on March 20, 2019 and August 12, 2019, respectively, all of which are available online at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Except as required by law, Evolus undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.  If the company does update or revise one or more of these statements, investors and others should not conclude that the company will make additional updates or corrections.
Use of Non-GAAP Financial Measures
Evolus’ financial results are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). This press release and the reconciliation tables included in the financial schedules below include non-GAAP operating expenses and non-GAAP loss from operations, which are calculated as GAAP operating expenses and GAAP loss from operations, excluding: (i) stock-based compensation expense, (ii) the revaluation of contingent royalty obligations, and (iii) depreciation and amortization. Management believes that non-GAAP operating expenses and non-GAAP loss from operations are useful in helping to identify the company’s core operating performance and enables management to consistently analyze the period-to-period financial performance of the core business operations. Management also believes that non-GAAP operating expenses and non-GAAP loss from operations will enable investors to assess the company in the same way that management assesses the company’s current and future operations. The company’s definitions of non-GAAP operating expenses and non-GAAP loss from operations have limitations as an analytical tool and may differ from other companies reporting similarly named measures.  Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP but should not be considered a substitute for or superior to GAAP results.
For a reconciliation of non-GAAP operating expenses and non-GAAP loss from operations to GAAP operating expenses and GAAP loss from operations, the most directly comparable GAAP financial measures, please see “Reconciliation of GAAP Operating Expenses and GAAP Loss from Operations to Non-GAAP Operating Expenses and Non-GAAP Loss from Operations” in the financial schedules below.
Jeuveau® is a registered trademark and NuceivaTM is a trademark of Evolus, Inc.
Hi-Pure™ is a trademark of Daewoong Pharmaceutical Co, Ltd.
1 Based on Evolus’ volume market share in Guidepoint Data’s U.S. Neurotoxin industry Tracker (September 2019)

Evolus, Inc. Contacts:

Investor Contact:
Ashwin Agarwal, Evolus, Inc.
Vice President, Finance, Investor Relations & Treasury
Tel: +1-949-284-4559
Email: IR@Evolus.com

Media Contact:
Crystal Muilenburg, Evolus, Inc.
Vice President, Corporate Communications & Public Relations
Tel: +1-949-284-4506
Email: media@evolus.com

Evolus, Inc.
Statements of Operations and Comprehensive Loss
(Unaudited, in thousands, except loss per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net revenues	$13,167	$—	$15,478	$—
Cost of sales (excludes amortization of intangible assets)	3,718	—	4,378	—
Gross profit	9,449	—	11,100	—
Operating expenses:
Selling, general and administrative	30,897	7,209	83,308	16,924
Research and development	693	1,977	3,555	5,303
Revaluation of contingent royalty obligation	1,795	2,300	7,977	11,400
Depreciation and amortization	1,202	3	2,664	7
Total operating expenses	34,587	11,489	97,504	33,634
Loss from operations	(25,138)	(11,489)	(86,404)	(33,634)
Other income (expense):
Interest income	460	—	1,464	—
Interest expense	(2,455)	(322)	(5,485)	(750)
Loss before income taxes:	(27,133)	(11,811)	(90,425)	(34,384)
Income tax (benefit) expense	(149)	19	(14,899)	41
Net loss	$(26,984)	$(11,830)	$(75,526)	$(34,425)
Other comprehensive (loss) gain:
Unrealized (loss) gain on available-for-sale securities, net of tax	(24)	—	19	—
Comprehensive loss	$(27,008)	$(11,830)	$(75,507)	$(34,425)
Net loss per share, basic and diluted	$(0.98)	$(0.48)	$(2.76)	$(1.47)
Weighted-average shares outstanding used to compute basic and diluted net loss per share	27,471	24,769	27,404	23,417

Evolus, Inc.
Summary of Balance Sheet Data
(Unaudited, in thousands)

	September 30, 2019	December 31, 2018
Balance Sheet Data:
Cash and cash equivalents	$39,116	$93,162
Short-term investments	34,913	—
Total cash, cash equivalents and short-term investments	$74,029	$93,162

Working capital	$69,210	$89,063
Total assets	$182,666	$171,844
Total current liabilities	$25,974	$5,276
Total liabilities	$165,623	$87,460
Accumulated deficit	$(198,551)	$(123,025)
Total stockholders’ equity	$17,043	$84,384

Evolus, Inc.
Reconciliation of GAAP Operating Expenses and GAAP Loss from Operations to
Non-GAAP Operating Expenses and Non-GAAP Loss from Operations
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
GAAP operating expenses	$34,587	$11,489	$97,504	$33,634
GAAP loss from operations	$25,138	$11,489	$86,404	$33,634
Adjustments:
Revaluation of contingent royalty obligation	1,795	2,300	7,977	11,400
Stock-based compensation:
Included in selling, general and administrative	2,417	1,160	6,443	4,083
Included in research and development	109	322	538	1,028
Depreciation and amortization	1,202	3	2,664	7
Non-GAAP operating expenses	$29,064	$7,704	$79,882	$17,116
Non-GAAP loss from operations	$19,615	$7,704	$68,782	$17,116